                                                                      Exhibit 1

                               ALLTEL CORPORATION

                            (a Delaware corporation)

                                  EQUITY UNITS

                                 TERMS AGREEMENT

                             Dated: April 30, 2002

ALLTEL Corporation
One Allied Drive
Little Rock, AR  72202

     We, the underwriters named below (the "Underwriters"), understand that ALLTEL Corporation, a Delaware corporation (the "Company"), proposes to issue and sell 25,000,000 of its Equity Units (the "Initial Securities") consisting 25,000,000 units (referred to as "Corporate Units") with a stated amount, per Corporate Unit, of $50 (the "Stated Amount"). Each Corporate Unit will initially consist of (a) a stock purchase contract (a "Purchase Contract") under which (i) the holder will agree to purchase from the Company on May 17, 2005 (the "Purchase Contract Settlement Date"), for an amount of cash equal to the Stated Amount, a number of newly issued shares of common stock, $1.00 par value (the "Common Stock"), of the Company equal to the Settlement Rate (as defined in the Purchase Contract Agreement) and (ii) the Company will pay to the holder quarterly contract adjustment payments at the rate of 1.50% of the Stated Amount and (b) $50 principal amount of the Company's senior notes due May 17, 2007 (a "Note") issued pursuant to the Indenture with an initial interest rate of 6.25% per year.

     The Company also proposes to grant to the several Underwriters an option to purchase up to an additional 3,750,000 Corporate Units to cover any over-allotments (the "Option Securities"; the Option Securities, together with the Initial Securities, being hereinafter called the "Securities").

     Subject to the terms and conditions set forth herein or incorporated by reference herein, and based upon the representations and warranties incorporated by reference herein, the Underwriters offer to purchase, severally and not jointly, the number of Securities set forth below opposite their respective names at the purchase price set forth below.

Underwriter                                   Number                   Number
                                              of Initial Securities    of Option Securities
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated                           7,500,000               1,125,000
                                              ---------------          --------------
Banc of America Securities LLC                      7,500,000               1,125,000
                                              ---------------          --------------
Salomon Smith Barney Inc.                           7,500,000               1,125,000
                                              ---------------          --------------
Wachovia Securities, Inc.                           1,250,000                 187,500
                                              ---------------          --------------
Banc One Capital Markets, Inc.                        312,500                  46,875
                                              ---------------          --------------
McDonald Investments Inc.                             312,500                  46,875
                                              ---------------          --------------
Stephens Inc.                                         312,500                  46,875
                                              ---------------          --------------
SunTrust Capital Markets, Inc.                        312,500                  46,875
                                              ---------------          --------------

             Total                                 25,000,000               3,750,000
                                              ---------------          --------------

     The Securities shall have the terms described in the Preliminary Prospectus Supplement with respect to the Securities dated April 25, 2002 and the following additional terms:

Public offering price:                       100.0%        ($1,250,000,000)
                                       -----------           -------------
Underwriting Discount:                         3.0%             37,500,000
                                       -----------           -------------
Purchase Price:                               97.0%        ($1,212,500,000)
                                       -----------           -------------

     The Settlement Rate will be calculated as follows:

     (a) if the Applicable Market Value (as defined below) of Common Stock is equal to or greater than the Threshold Appreciation Price (as defined below), the Settlement Rate will be 0.8280 shares of Common Stock;

     (b) if the Applicable Market Value of Common Stock is less than the Threshold Appreciation Price but greater than the Reference Price (as defined below), the Settlement Rate will be equal to the stated amount of $50 divided by the Applicable Market Value; and

     (c) if the Applicable Market Value is less than or equal to the Reference Price, the Settlement Rate will be 1.0101 shares of Common Stock.

     The "Applicable Market Value" means the average of the closing price per share of Common Stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding May 17, 2005. The "Reference Price" is $49.50. The "Threshold Appreciation Price" is $60.39.

     Subject to the following provisions, all the terms contained in the document attached as Annex A hereto entitled "ALLTEL Corporation - Underwriting Agreement Equity Units - Basic Provisions" (the "Basic Provisions") are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. This Terms Agreement prevails if there is any inconsistency with the terms of the Basic Provisions.

     Terms defined in the Basic Provisions are used herein as therein defined, unless otherwise defined or the context requires otherwise.

     1. For the purposes of Section 2(c) of the Basic Provisions, (i) payment of the purchase price for the Initial Securities will be made to the Company at the offices of Shearman & Sterling, New York, New York at 9:00 a.m. (New York time), on the third business day following the date of this Terms Agreement or at such other place, time and date as the Representatives and the Company may agree upon, and (ii) for the purposes of expediting the checking of the Initial Securities by the Representatives, the Company agrees to make the Initial Securities available to the Depository not later than 12.00 noon (New York time), on the business day before the Closing Date.

     2. The Company has entered into an agreement to buy certain telephone properties of Verizon Communications Inc. dated as of October 31, 2001 (the "Verizon Acquisition") and a subsidiary of the Company has entered into an agreement to purchase all of the shares of CenturyTel Wireless, Inc. ("CenturyTel Wireless") from CenturyTel Inc. dated as of March 19, 2002 (the "CenturyTel Acquisition"). The Verizon Acquisition and the CenturyTel Acquisition are hereinafter referred to as the "Pending Acquisitions." The purchase agreements setting forth the terms and conditions applicable to the Pending Acquisitions are hereinafter referred to collectively as the "Acquisition Agreements." CenturyTel Wireless and its subsidiaries, as well as any corporations comprising or forming part of the telephone properties of Verizon Communications Inc. being purchased under the Verizon Acquisition, are hereinafter referred to collectively as the "Acquisition Companies."

     3. In addition to Section 1 of the Basic Provisions, the Company represents and warrants to the Representatives and each other Underwriter as of the date hereof (the "Representation Date"), as of the Closing Date (as referred to in Section 2(c) of the Basic Provisions), and as of the Date of Delivery that (as referred to in Section 2(b) of the Basic Provisions):

          (a) The Company has delivered to the Underwriters a true and correct copy of each of the Acquisition Agreements, together with all related agreements and all schedules and exhibits thereto, and there have been no amendments, alterations, modifications or waivers of any of the provisions of any Acquisition Agreement since the form in which it has been delivered to the Underwriters. Each of the Acquisition Agreements has been duly authorized, executed and delivered by the Company and/or its subsidiary, as applicable, and is a valid and binding agreement of the Company and/or its subsidiary, as applicable.

     4. The obligations of the Underwriters hereunder is subject to, in addition to Section 5 of the Basic Provisions, the receipt by the Underwriters of a letter from Arthur Andersen LLP to the effect that the audit of the financial statements of the Company covered by the letter referred to in Section 5(c) of the Basic Provisions, was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that their engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen LLP personnel working on the audit, availability of national office consultation, and availability of personnel at foreign affiliates of Arthur Andersen LLP to conduct the relevant portions of the audit.

     5. As of the date of this Terms Agreement, the Underwriters acknowledge receipt of a letter, dated as of the date hereof, in form and substance satisfactory to the Underwriters, to the effect of the letter referred to in
Section 5(c) of the Basic Provisions.

     Please accept this offer no later than 6.00 p.m. (Little Rock, Arkansas time) by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                          Very truly yours,
MERRILL LYNCH & CO.
BANC OF AMERICA SECURITIES LLC
SALOMON SMITH BARNEY INC.
WACHOVIA SECURITIES, INC.
BANC ONE CAPITAL MARKETS, INC.
MCDONALD INVESTMENTS INC.
STEPHENS INC.
SUN TRUST CAPITAL MARKETS, INC.

By:  Merrill Lynch, Pierce, Fenner & Smith
               Incorporated

By: /s/ MARK BUSH
    --------------------

Authorized Signatory

Accepted by:  ALLTEL Corporation

By:        /s/ JOE T. FORD
           ----------------------

Name:      Joe T. Ford
           ----------------------

Title:     Chairman and Chief
           Executive Officer
           ----------------------

                                                                         ANNEX A
================================================================================

                             ALLTEL CORPORATION

                          (a Delaware corporation)

                                EQUITY UNITS

                    UNDERWRITING AGREEMENT - BASIC PROVISIONS

================================================================================

            UNDERWRITING AGREEMENT FOR EQUITY UNITS -BASIC PROVISIONS

          ALLTEL Corporation (the "Company"), proposes to sell to the Underwriters (as defined below) equity units ("Equity Units") of the Company. Such Equity Units will be referred to herein as the "Initial Securities".

          This is to confirm the arrangements with respect to the purchase of Initial Securities from the Company by the Representatives and the several Underwriters listed in the applicable terms agreement entered into between the Representatives and the Company of which these Basic Provisions are Annex A thereto (the "Terms Agreement") and are incorporated therein by reference. The Terms Agreement, together with the provisions hereof, is herein referred to as the "Agreement."

          Terms defined in the Terms Agreement are used herein as therein defined. If the Securities (as defined below) are to be purchased by an underwriting syndicate, the term "Representatives" as used herein shall mean the representatives of the members of the underwriting syndicate, and the term "Underwriters" shall mean all the members of the underwriting syndicate, including the Representatives. If the Securities are being purchased by one or more underwriters and not by an underwriting syndicate, the terms "Representatives" and "Underwriters" shall mean such underwriters. The terms "Underwriters" and "Representatives" shall be interpreted in the singular or plural, as appropriate in the context of the Terms Agreement.

          The Equity Units will initially consist of the number of units set out in the Terms Agreement (referred to as "Corporate Units") with a stated amount, per Corporate Unit, set out in the Terms Agreement (the "Stated Amount"). Each Corporate Unit will initially consist of (a) a stock purchase contract (a "Purchase Contract") under which (i) the holder will agree to purchase from the Company on the date set out in the Terms Agreement (the "Purchase Contract Settlement Date"), for an amount of cash equal to the Stated Amount, a number of newly issued shares of common stock, $1.00 par value of the Company (the "Common Stock"), equal to the Settlement Rate (as defined in the Purchase Contract Agreement referred to below) and (ii) the Company will pay to the holder Contract Adjustment Payments (as referred to in the Purchase Contract Agreement (defined below)), and (b) the Company's senior notes of such principal amount, and due on such date, as set out in the Terms Agreement (a "Note") and issued pursuant to the Indenture (as defined below).

          The Company also proposes to grant to the several Underwriters an option to purchase additional Corporate Units up to an additional amount set out in the Terms Agreement to cover any over-allotments (the "Option Securities"; the Option Securities, together with the Initial Securities, being hereinafter called the "Securities"). The Notes that will initially constitute a component of the Corporate Units are hereinafter sometimes referred to as the "Underlying Notes".

          In accordance with the terms of the Purchase Contract Agreement, to be dated as of May 6, 2002 (the "Purchase Contract Agreement"), between the Company and J. P. Morgan Trust Company, National Association, as purchase contract agent (the "Purchase Contract Agent"), the Underlying Notes will be pledged by the Purchase Contract Agent, on behalf of the holders of the Corporate Units, to Wachovia Bank, National Association, as collateral agent (the "Collateral Agent"), pursuant to the Pledge Agreement, to be dated as of May 6, 2002 (the "Pledge Agreement"), among the Company, the Purchase Contract Agent and the Collateral Agent, to secure the holders' obligations to purchase the Common Stock under the Purchase Contracts. The shares of Common Stock issuable pursuant to the Purchase Contracts are hereinafter referred to as the "Shares".

          The Notes will be issued under an Indenture dated as of January 1, 1987, by and between the Company and J. P. Morgan Trust Company, National Association, successor to Society National Bank, as trustee (the "Trustee"), as supplemented by a First Supplemental Indenture dated as of March 1, 1987, a Second Supplemental Indenture dated as of April 1, 1989, a Third Supplemental Indenture dated as of May 8, 1990, a Fourth Supplemental Indenture dated as of March 1, 1991, a Fifth Supplemental Indenture dated as of October 15, 1993, a Sixth Supplemental Indenture dated as of April 1, 1994, a Seventh Supplemental Indenture dated as of September 1, 1995, an Eighth Supplemental Indenture dated as of March 1, 1996, a Ninth Supplemental Indenture dated as of April 1, 1999, and a Tenth Supplemental Indenture to be dated as of May 6, 2002 (collectively, the "Indenture").

          Pursuant to a Remarketing Agreement, to be dated as of May 6, 2002 (the "Remarketing Agreement"), between the Company, the Purchase Contract Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the remarketing agent, the Notes may be remarketed, subject to certain terms and conditions.

          In accordance with the terms of the Rights Agreement between the Company and First Union National Bank of North Carolina, as rights agent, dated as of January 30, 1997 (the "Rights Agreement"), one right is granted for each share of Common Stock outstanding on the record date and for each share of Common Stock issued between the record date and the distribution date (as such terms are defined in the Rights Agreement). Each right entitles the registered holder to purchase from the Company in certain events one-one/thousandth (1/1000) of a share of Series K, cumulative voting preferred stock, par value $25.00 per share, of the Company (the "Preferred Stock").

          As used in this Agreement, the term "Operative Documents" means this Agreement, the Purchase Contract Agreement (including the Purchase Contracts), the Pledge Agreement, the Remarketing Agreement, the Notes, the Indenture and the certificates evidencing the Corporate Units.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 covering the registration of certain securities, including the Securities, the Purchase Contracts, the Underlying Notes and the Shares, and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), and has filed such amendments thereto as may have been required to the date of the Terms Agreement. Such registration statement, as so amended, and the prospectus constituting a part thereof (including, in each case, all documents incorporated therein by reference) as they are from time to time amended or supplemented by the filing of documents pursuant to the Securities Act (including the Prospectus Supplement, as defined below) or the Securities Exchange Act of 1934, as amended (the "1934 Act"), are hereinafter called the "Registration Statement" and the "Prospectus," respectively.

          SECTION 1.  Representations and Warranties of the Company. The
                      ---------------------------------------------
Company represents and warrants to the Representatives and each other Underwriter named in the Terms Agreement as of the date thereof (the "Representation Date"), as of the Closing Date (as defined in Section 2(c)) and as of the Date of Delivery (as defined in Section 2(b)):

          (a) At the time the Registration Statement became effective and as of the Representation Date, the Registration Statement and the Prospectus complied in all material respects with the provisions of the Securities Act, the Trust Indenture Act of 1939 (the "1939 Act") and the rules and regulations of the Commission thereunder (the "Regulations"), and the Indenture was qualified under the 1939 Act. At the time the Registration Statement became effective and as of the Representation Date, the Registration Statement did not, and will not during the period specified in Section 3(b), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective and as of the Representation Date, the Closing Date and the Date of Delivery, did not, and will not during the period specified in Section 3(b), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter expressly for use in the Registration Statement or the Prospectus or those exhibits to the Registration Statement that constitute the Statement of Eligibility (Form T-1) of the Trustee.

          (b) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply at all times during the period specified in Section 3(b) in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the Representation Date, did not, and will not during the period specified in Section 3(b), include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter expressly for use in the Registration Statement or the Prospectus or those exhibits to the Registration Statement that constitute the Statement of Eligibility (Form T-1) of the Trustee.

          (c) The accountants who certified or who will certify the financial statements included in the Registration Statement are, or will be, with respect to the Company and its subsidiaries, independent public accountants as required by the Securities Act and the Regulations.

          (d) The financial statements included in the Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations for the periods specified and have been prepared in conformity with generally accepted accounting principles applied on a basis which is consistent in all material respects during the periods involved, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

          (e) Neither the Company nor any subsidiary has a contingent liability which is material to the Company and its subsidiaries considered as one enterprise and which is not disclosed in the Registration Statement and Prospectus.

          (f) Since the respective dates as of which information is given in the Registration Statement and the Prospectus except as may otherwise be stated therein: (i) there has not been any material adverse change or any development involving a prospective material adverse change, nor does the Company have reason to believe that any material adverse change or any development involving a prospective material adverse change will occur, in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the business, properties, operations or income of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (ii) neither the Company nor any of its subsidiaries has entered into a transaction, other than transactions in the ordinary course of business, which is material in relation to the Company and its subsidiaries considered as one enterprise, (iii) there has not been any dividend or distribution of any kind declared, paid or made by the Company on its capital stock other than normal cash dividends, (iv) neither the Company nor any subsidiary has incurred any liabilities or obligations (direct or contingent) which are material to the Company and its subsidiaries considered as one enterprise, except in the ordinary course of business, (v) there has not been any change in the capital stock (other than by reason of the exercise of stock options outstanding at the latest date as of which information is given in the Registration Statement or the Prospectus, the conversion of preferred stock or debentures outstanding at the latest date as of which information is given in the Registration Statement or the Prospectus, the issuance of shares pursuant to the Company's employee stock purchase plan or employee stock ownership plan), any material increase in the short-term indebtedness of the Company and its subsidiaries or any material increase in the long-term indebtedness of the Company and its subsidiaries considered as one enterprise, (vi) no action, suit or proceeding, at law or in equity, is pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, and no proceedings are pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries before or by any governmental commission, board or other administrative agency, wherein an unfavorable decision, ruling or finding would materially adversely affect the consummation of the transactions contemplated in this Agreement and the other Operative Documents or result in a Material Adverse Effect, (vii) neither the Company nor any of its subsidiaries has sustained a loss of, or damage to, its properties (whether or not insured) which would result in a Material Adverse Effect, and (viii) no labor disturbance by the employees of the Company or any of its subsidiaries has arisen or been threatened which might result in a Material Adverse Effect.

          (g) The Company has been duly organized and is validly existing as an organization in good standing under the laws of the State of Delaware with full power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement, to issue and sell the Securities and to enter into and perform the Operative Documents; each subsidiary of the Company has been duly organized and is validly existing as an organization in good standing under the laws of the jurisdiction of its organization with full power to own, lease and operate its properties and conduct its business as described in the Registration Statement; the Company and each of its subsidiaries is duly qualified to transact business and is in good standing in each of the jurisdictions in which the conduct of its business or the ownership, leasing or operation of its properties or the existence of an office requires such qualification, except where the failure to so qualify would not result in a Material Adverse Effect; each subsidiary of the Company has municipal consents or franchises, free from unduly burdensome restrictions or those not customarily associated with such consents or franchises which, together with its corporate powers, are adequate to enable it to carry on its operations in the territory served by the subsidiary; and all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable, and the stock of such subsidiaries owned by the Company is free and clear of any mortgages, pledges, liens, encumbrances, claims or equities whatsoever (other than pledges of stock of subsidiaries securing acquisition indebtedness not in excess of $2,000,000 or as otherwise set forth or disclosed in the Registration Statement or Prospectus).

          (h) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.

          (i) This Agreement has been duly authorized, executed and delivered on behalf of the Company and is the valid and legally binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights and by general equity principles.

          (j) The Remarketing Agreement has been duly authorized by the Company and when executed and delivered by the Company will constitute the valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights and by general equity principles and except as rights to indemnification, contribution or exculpation thereunder may not be enforceable, and will conform in all material respects to the description thereof in the Prospectus.

          (k) Each of the Purchase Contract Agreement, the Pledge Agreement, the Rights Agreement and the Indenture has been duly authorized by the Company and when executed and delivered by the Company will constitute the valid and binding obligation of the

Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights and by general equity principles and except as rights to indemnification, contribution or exculpation thereunder may not be enforceable, and will conform in all material respects to the descriptions thereof in the Prospectus.

          (l) The Notes have been duly authorized by the Company and, at the Closing Date, will have been validly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment for the Corporate Units of which they are a part in accordance with the terms of this Agreement and the Indenture, will be entitled to the benefits of the Indenture and constitute valid and binding obligations of the Company, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights and by general equity principles and will conform in all material respects to the description thereof in the Prospectus.

          (m) The Corporate Units have been duly authorized by the Company and, when executed and delivered by the Company against payment of the consideration therefor in accordance with the terms of this Agreement, will constitute the valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights and by general equity principles, and will conform in all material respects to the description thereof in the Prospectus. The Corporate Units and the Shares will be duly registered under the 1934 Act and will be authorized for listing on the New York Stock Exchange subject to official notice of issuance, in each case, prior to the Closing Date; and the issuance of the Corporate Units is not subject to preemptive or other similar rights.

          (n) The Shares issuable pursuant to the Purchase Contract Agreement have been duly authorized and reserved for issuance by the Company and, when issued and delivered in accordance with the provisions of the Purchase Contract Agreement, will be validly issued and fully paid and non-assessable; and the issuance of such Shares is not and will not be subject to preemptive or other similar rights.

          (o) The Preferred Stock issuable pursuant to the Rights Agreement has been duly authorized and reserved for issuance by the Company and, when issued and delivered in accordance with the provisions of the Rights Agreement, will be validly issued and fully paid and non-assessable; and the issuance of such Preferred Stock is not and will not be subject to preemptive or other similar rights.

          (p) The Company is not in violation of its certificate of incorporation or bylaws, and neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement, lease, joint venture agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties may be bound, or in violation of any material statute, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, except in each case where the violation or default would not result in a Material Adverse Effect. The compliance with the terms of this Agreement and the other Operative Documents, the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein and therein contemplated will not
(i) violate the certificate of incorporation or code of regulations or bylaws of the Company or any of its subsidiaries or (ii) conflict with or result in a breach of or default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or any contract, indenture, mortgage, loan agreement, lease, joint venture agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties may be bound or violate any statute, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign except, in the case of clause (ii) immediately above, where the violation would not result in a Material Adverse Effect.

          (q) No approval of any court, governmental agency or public regulatory body is necessary for the performance by the Company of its obligations under this Agreement and the other Operative Documents, in connection with the offering, issuance or sale of the Securities under this Agreement and the issuance and sale of the Shares pursuant to the Purchase Contracts or the consummation of the transactions contemplated by this Agreement and the other Operative Documents, except such as may be required under state or federal securities or "blue sky" laws and such as have already been received.

          (r) There is no contract or document required to be described in the Registration Statement or the Prospectus, or the documents incorporated by reference therein or to be filed as an exhibit to the Registration Statement, which is not described or filed as required.

          (s) The Company or a subsidiary has good title to all of the properties and assets reflected in the consolidated balance sheet of the Company included in the Registration Statement, except properties and assets sold or otherwise disposed of in the ordinary course of business after such date, subject to no mortgages, liens, charges or encumbrances of any nature whatsoever other than (i) as disclosed in the Registration Statement, (ii) defects and encumbrances customarily found in the case of properties of like size and character which do not impair the use of such properties by the Company or its subsidiaries, or (iii) secured indebtedness in an amount not greater than $500,000,000.

          (t) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and material to them, taken as a whole; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          SECTION 2.  Purchase and Sale.
                      -----------------

          (a) The obligation of the Underwriters to purchase, and the Company to sell, the Securities is evidenced by the Terms Agreement. The Terms Agreement specifies the number and purchase price of the Securities, the names of the Underwriters participating in the offering (subject to substitution as provided in Section 11 hereof) and the number of Securities which each severally has agreed to purchase, the purchase price to be paid by the Underwriters, the initial public offering price, if any, of the Securities and any terms of the Securities not already specified in the Purchase Contract Agreement (including, but not limited to, designation, denominations, current ratings, interest rates and payment dates, maturity and early settlement provisions).

          (b) In addition, if set forth in the Terms Agreement, the Company grants an option to the Underwriters, severally and not jointly, to purchase the Option Securities up to the number set out in the Terms Agreement, at the price per Security set out in the Terms Agreement. The option, if granted, will expire 13 days after the date on which the Initial Securities are issued and may be exercised once, but no more than once, in whole or in part only for the purpose of covering any over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the time and date of payment and delivery for such Option Securities. Such time and date of delivery (the "Date of Delivery") shall be determined by the Representative, but shall not be earlier than three, nor later than seven, full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities being purchased which the number of Initial Securities set forth in the Terms Agreement opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional securities.

          (c) Payment of the purchase price for the Initial Securities to be purchased by the Underwriters shall be made, against delivery of the Initial Securities through the facilities of the Depository Trust Company (the "Depository"), at such place and time as set out in the Terms Agreement. (The date designated for the payment of the purchase price and the delivery of the Securities is referred to herein as the "Closing Date").

          (d) In addition, if any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option

Securities shall be made at the place referred to in Section 2(c), or at such other place as shall be agreed upon by the Representatives and the Company, on the Date of Delivery as specified in the notice from the Underwriters to the Company.

          (e) Payment for the Securities shall be by federal wire transfer in same-day funds. The Securities shall be delivered to the Underwriters in the form of one or more global securities registered in the name of the Depository or its nominee. For the purpose of expediting the checking of the Securities by the Representatives, the Company agrees to make the Securities available to the Depository not later than the time specified in the Terms Agreement, on the business day before the Closing Date with respect to the Initial Securities or not later than on the business day before the Date of Delivery with respect to the Option Securities.

          SECTION 3.  Covenants of the Company.  The Company agrees that:
                      ------------------------

          (a) Immediately following the execution of the Terms Agreement, the Company will prepare a supplement to the Prospectus (the "Prospectus Supplement") setting forth the number of Securities covered thereby and their terms not otherwise specified in the Purchase Contract Agreement or the Indenture, the names of the Underwriters participating in the offering and the principal amount of Securities which each severally has agreed to purchase, the names of the Underwriters, if any, acting as co-managers in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, if any, the selling concession and reallowance, if any, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the Regulations and during the period specified in Section 3(b) will furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement as the Representatives shall reasonably request.

          (b) If at any time during the period when a prospectus is required by the Securities Act or the Regulations to be delivered in connection with the sales of the Initial Securities or the Option Securities pursuant to this Agreement, any event shall occur as a result of which it is necessary to further amend or supplement the Prospectus so that it does not contain an untrue statement of material fact, or does not omit to state a material fact necessary to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or, if it shall be necessary at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the Securities Act or the Regulations, the Company will promptly notify each Underwriter and prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary in order to make the Prospectus not misleading or cause the Registration Statement to comply with such requirements; provided that reasonable advance notice is given to the Representatives by the Company of such proposed filing and provided further that no such amendment or supplement will be filed with the Commission to which the Representatives or counsel for the Underwriters shall reasonably object.

          (c) During the period specified in Section 3(b), the Company will notify each Underwriter immediately and confirm the notice in writing (i) when any amendment to the

Registration Statement shall have become effective, (ii) of the transmission, mailing or other delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) of any request, written or oral, by the Commission or any state securities regulatory authority for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (v) of the issuance by the Commission or any state securities regulatory authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance by the Commission or any state securities regulatory authority of any stop order during the period specified in Section 3(b) and, if any such stop order shall at any time be issued, to obtain the lifting thereof at the earliest possible moment.

          (d) The Company will deliver to each Representative, as soon as available, one signed copy of the Registration Statement as originally filed and one signed copy of all amendments thereto filed during the period specified in
Section 3(b) (in each case including all exhibits and other documents filed therewith or incorporated by reference therein). The copy of the Registration Statement and each amendment thereto furnished to the Representatives will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"), except to the extent permitted by Regulation S-T.

          (e) During the period specified in Section 3(b), the Company will deliver to the Underwriters, in accordance with the Representatives' instructions, as many copies of the Prospectus as the Underwriters may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (f) The Company, during the period specified in Section 3(b), will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act; provided that advance notice of such filing is provided to the Underwriters and to counsel for the Underwriters.

          (g) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated under the Securities Act) covering a period of at least 12 months commencing with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement.

          (h) The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such jurisdictions as the Representatives may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified. In each jurisdiction in which Securities have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be reasonably required by the laws thereof.

          (i) During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Underwriters, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise transfer or dispose of any Securities, Purchase Contracts, Common Stock or any security of the Company similar to Securities, Purchase Contracts or Common Stock or any security convertible into or exercisable or exchangeable for or repayable with Securities, Purchase Contracts, Common Stock or any equity securities substantially similar to the Securities, Purchase Contracts or Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing; or (ii) directly or indirectly, enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Securities, Purchase Contracts or Common Stock or any security convertible into or exercisable or exchangeable for or repayable with the Securities, Purchase Contracts, Common Stock or any equity securities substantially similar to the Securities, Purchase Contracts or Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Securities, Purchase Contracts, Common Stock or such other securities, in case or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit or stock plans of the Company, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, (E) the Company's obligations to file any registration statement under the Securities Act existing on the date hereof,
(F) issuances of common stock or securities convertible or exchangeable into common stock pursuant to this clause (F) up to a cumulative aggregate principal amount of $100,000,000 or (G) issuances of Common Stock or securities convertible or exchangeable into Common Stock in connection with acquisitions or mergers or in connection with strategic or significant investments; provided that in each case set out in this clause (G) the recipient of such Common Stock or securities convertible or exchangeable into Common Stock agrees to be bound for any remaining portion of such 90 day period on the above terms.

          (j) The Company shall take all reasonable action necessary to enable each of Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. and Moody's Investors Services, Inc. to provide its credit rating of the Securities.

          (k) The Company will use its best efforts to effect the listing of the Corporate Units on the New York Stock Exchange.

          (l) During the period specified in Section 3(b), the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result, under the 1934 Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities (other than stabilization and other activities that may be taken by the Underwriters and which are described under the caption "Underwriting" in the Prospectus or any supplement to the Prospectus).

          (m) The Company will reserve and keep available at all times, free of preemptive or other similar rights and liens and adverse claims, a sufficient number of shares of Common Stock to satisfy its obligations to issue Shares upon settlement of the Purchase Contracts.

          SECTION 4. Payment of Expenses. The Company will pay all expenses
                     -------------------
incident to the performance of its obligations under this Agreement, including expenses in connection with (i) the preparation, printing and filing of the Registration Statement and Prospectus and the printing of this Agreement, the Securities and the Indenture, (ii) the issuance and delivery of the Securities to the Underwriters, including transfer agents' and registrars' fees, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(h), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Memorandum (which shall not in any case exceed $5,000 without the written consent of the Company), (v) the printing and delivery to the Underwriters, in quantities as hereinabove stated, of copies of the Registration Statement and any amendments thereto and of the Prospectus and any amendments or supplements thereto and (vi) the printing and delivery to the Underwriters of copies of the Blue Sky Memorandum to be prepared by counsel for the Underwriters.

          Except as expressly provided in this Section 4, Section 7 and Section 8, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Securities by them and any advertising expense connected with any offers they may make.

          If this Agreement is cancelled by the Underwriters in accordance with the provisions of Section 5 (other than clause (b)(ii) of Section 5) or by the Company in accordance with the provisions of Section 6 or is terminated by the Underwriters in accordance with the provisions of Section 10(a)(i), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          SECTION 5. Conditions of Underwriters' Obligations. The several
                     ---------------------------------------
obligations of the Underwriters hereunder to purchase and pay for Securities on the Closing Date are subject to the accuracy, as of the date of the Agreement and as of the Closing Date, of the representations and warranties of the Company, to the performance by the Company of its obligations hereunder, and to the following conditions:

          (a) At the Closing Date (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters, (ii) the Prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the

Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the Regulations under the Securities Act, a term sheet including the information, if any, deemed to be part thereof pursuant to Rule 434 of the Regulations under the Securities Act shall have been filed with the Commission in accordance with Rule 424(b)(7), (iii) the debt securities or preferred stock of the Company shall not have had the rating assigned to them by any nationally recognized securities rating agency lowered from the rating in place at the time of the execution of the Terms Agreement, (iv) there shall not have come to the attention of the Representatives any facts that would cause the Representatives to believe that the Prospectus, together with the Prospectus Supplement, at the time it was required to be delivered to a purchaser of the Securities, to have contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading, and (v) there shall not have been any event resulting in a Material Adverse Effect.

          (b)     At the Closing Date, the Underwriters shall have received:

                  (i) The favorable opinion of Kutak Rock LLP, counsel for the Company, dated the Closing Date, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                          (A) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has full corporate power and authority to conduct the business in which it is engaged, to own, lease and operate the properties used by it in such business, to issue and sell the Securities and to enter into and perform this Agreement and the other Operative Documents;

                          (B) the authorized capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company;

                          (C) this Agreement has been duly authorized by, and duly executed and delivered on behalf of, the Company;

                          (D) the Remarketing Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the other parties thereto) constitutes a valid and binding agreement of the Company, enforceable against the

                  Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights and by general equity principles and except as rights to indemnification, contribution or exculpation thereunder may not be enforceable;

                          (E) each of the Purchase Contract Agreement and the Pledge Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the other parties thereto) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights and by general equity principles and except as any rights to indemnification, contribution or exculpation thereunder may not be enforced; provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase
                  Contract), Section 365(e) of the Bankruptcy Code (11 U.S.C. [sec][sec] 101-1330, as amended) would not substantively limit the provisions of Sections 3.15 and 5.9 of the Purchase Contract Agreement or Section 4.3 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (1) the Notes,
                  (2) the Treasury securities or (3) the applicable ownership interest of the Treasury Portfolio, as applicable, and the transfer of such securities to the Purchase Contract Agent (for the benefit of the holders of Securities); and, provided, further, however, that (i) the foregoing opinion is subject to the equitable powers of the Bankruptcy Court and the Bankruptcy Court's power under Section 105(a) of the Bankruptcy Code and (ii) procedural restrictions respecting relief from the automatic stay under Section 362 of the Bankruptcy Code may delay the timing of the exercise of such rights and remedies;

                          (F) the Indenture has been duly authorized, executed and delivered by the Company, and (assuming due authorization, execution and delivery thereof by the other parties thereto) constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights and by general equity principles;

                          (G) the Notes have been duly authorized by the Company and, when issued and authenticated in the manner provided for in the Indenture and delivered against payment for the Corporate Units of which they are a part in accordance with the terms of the Purchase Contract Agreement and the Indenture, will be entitled to the benefits of the Indenture and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights and by general equity principles;

                          (H) the Securities have been duly authorized by the Company and, when issued and authenticated in accordance with the provisions of the Purchase Contract Agreement and delivered to and paid for by the Underwriters in accordance with the terms of the Purchase Agreement and, assuming the certificates evidencing the Securities have been duly executed by the Purchase Contract Agent as attorney-in-fact of the holders thereof, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights and by general equity principles; provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract), Section 365(e) of the Bankruptcy Code (11 U.S.C. [sec][sec] 101-1330, as amended) would not substantively limit the provisions of Sections 3.15 and 5.9 of the Purchase Contract Agreement or Section 4.3 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (1) the Notes, (2) the Treasury securities or
                  (3) the applicable ownership interest of the Treasury Portfolio, as applicable, and the transfer of such securities to the Purchase Contract Agent (for the benefit of the holders of Securities); and, provided, further, however, that (i) the foregoing opinion is subject to the equitable powers of the Bankruptcy Court and the Bankruptcy Court's power under Section 105(a) of the Bankruptcy Code and (ii) procedural restrictions respecting relief from the automatic stay under Section 362 of the Bankruptcy Code may delay the timing of the exercise of such rights and remedies;

                          (I) the Shares to be issued and sold by the Company under the Purchase Contract Agreement have been duly authorized and reserved for issuance by the Company and, when issued and delivered by the Company in accordance with the provisions of the Purchase Contract Agreement and the Purchase Contracts upon payment of the purchase price specified therein, will be validly issued, fully paid and nonassessable; and free and clear of any preemptive rights or any similar rights;

                          (J) the Indenture and the Securities conform in all material respects to the descriptions thereof in the Prospectus and the applicable Prospectus Supplement and are in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement;

                          (K)     the Indenture is qualified under the 1939 Act;

                          (L) no approval, authorization, consent or order of, or registration or filing with, any court, governmental agency or other public board or body is legally required for the issuance and sale of the Securities by the Company or the performance of this Agreement and the other Operative Documents, and the transactions contemplated thereby, by the Company, except such as may be required under State or federal securities or "blue sky" laws and such as have already been received;

                          (M) the Registration Statement is effective under the Securities Act, and, to the best of their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for a stop order are pending or threatened under Section 8(d) of the Securities Act;

                          (N) at the time the Registration Statement became effective and as of the date of the Terms Agreement, the Company satisfied the requirements under the Securities Act for use of a Registration Statement on Form S-3, the Registration Statement (other than the financial statements and data included therein, the Statement of Eligibility
                  (Form T-1) of the Trustee, and the documents and other information incorporated therein by reference, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the Securities Act, the 1939 Act and the Regulations regarding registration statements on Form S-3 and related prospectuses, and while not assuming responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, nothing has come to their attention that would lead them to believe that the Registration Statement (other than the financial statements and data included therein and the Statement of Eligibility (Form T-1) of the Trustee, as to which no opinion need be rendered), at the time it became effective (or if an amendment to the Registration Statement or an annual report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, at the time of the most recent filing), and as of the date of the Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the financial statements and data included therein and the Statement of Eligibility (Form T-1) of the Trustee, as to which no opinion need be rendered), at the date of the Terms Agreement and at the Closing Date, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                          (O) to the best of their knowledge, there are no contracts, instruments or documents of a character required to be described in the Registration Statement or to be filed as exhibits thereto other than those described or filed;

                          (P) to the best of their knowledge, there are no legal or governmental proceedings pending or threatened of a character which should be disclosed in the Registration Statement;

                          (Q) the statements in the Prospectus under the captions "Description of the Equity Units," "Description of the Purchase Contracts," "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement," "Certain United States Federal Income Tax Consequences" and "Description of the Notes," have been reviewed by them, fairly summarize and fairly present the information required to be set forth with respect to the Securities in all material respects;

                          (R)     neither the issuance and sale of the
                  Securities by the Company, including the issuance and sale of the Shares pursuant to the Purchase Contracts, nor the execution, delivery and performance of this Agreement and the other Operative Documents and the consummation by the Company of the transactions contemplated thereby, will conflict with or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of
                  (i) the certificate of incorporation or bylaws of the Company or any of its subsidiaries, or (ii) any agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties is bound, except in the case of clause (ii) immediately above, where violation would not result in a Material Adverse Effect;

                          (S) the Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  (ii) The favorable opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, with respect to such matters as requested by the Underwriters.

                  (iii) From counsel for J. P. Morgan Trust Company, National Association, as Purchase Contract Agent, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                          (A)     J. P. Morgan Trust Company, National
                  Association is duly incorporated and is validly existing as a banking corporation with trust powers under the laws of the United States with all necessary power and authority to execute, deliver and perform its obligations under the Purchase Contract Agreement and the Pledge Agreement;

                          (B) the execution, delivery and performance by the Purchase Contract Agent of the Purchase Contract Agreement and the Pledge Agreement, and the authentication and delivery of the Securities, have been duly authorized by all necessary corporate action on the part of the Purchase Contract Agent. The Purchase
                  Contract Agreement and the Pledge Agreement have been duly executed and delivered by the Purchase Contract Agent, and constitute the legal, valid and binding obligations of the Purchase Contract Agent, enforceable against the Purchase Contract Agent in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights and by general equity principles;

                          (C) the execution, delivery and performance of the Purchase Contract Agreement and the Pledge Agreement by the Purchase Contract Agent does not conflict with or constitute a breach of the charter or by-laws of the Purchase Contract Agent;

                          (D) no consent, approval or authorization of, or registration with or notice to, any New York or federal governmental authority or agency is required for the execution, delivery or performance by the Purchase Contract Agent of the Purchase Contract Agreement and the Pledge Agreement.

                  (iv) A certificate signed by any two of the Chairman and Chief Executive Officer, President, an Executive Vice President, a Senior Vice President, Treasurer or the Controller of the Company, dated the Closing Date, to the effect that (i) there has not been any event resulting in a Material Adverse Effect; (ii) they have read and are familiar with the Registration Statement; (iii) as of the date of the Terms Agreement, the Registration Statement and the Prospectus did not contain an untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; (iv) since the effective date of the Registration Statement, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus but which has not been set forth; and
          (v) at the Closing Date, the representations and warranties set forth in Section 1 of the Agreement are true and correct.

          (c) The Underwriters shall have received from Arthur Andersen LLP, a letter, dated as of the Closing Date in form and substance satisfactory to the Underwriters, to the effect that:

                  (i) they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Regulations and are in compliance with the requirements for the qualification of accountants under Rule
          2.01 of Regulation S-X of the Regulations;

                  (ii) in their opinion, the audited financial statements and supplemental schedules set forth in the most recent annual report on Form 10-K filed by the Company pursuant to Section 13 of the 1934
          Act and covered by their opinion in
          such annual report on Form 10-K included in the Registration
          Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations; and

                  (iii) they confirm, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated in the Prospectus, as of a date not more than five days prior to the date of such letter), their conclusions and findings with respect to the financial information and other matters covered by its letter delivered to you and dated as of the date of this Agreement.

          (d) In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof shall be true and correct as of the Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

                  (i) a certificate signed by any two of the Chairman and Chief Executive Officer, President, an Executive Vice President, a Senior Vice President, Treasurer or the Controller of the Company, dated such Date of Delivery, confirming that the certificate delivered at Closing Date pursuant to Section 5(b)(iv) hereof remains true and correct as of such Date of Delivery;

                  (ii) the opinion of Kutak Rock LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(i) hereof;

                  (iii) the opinion of Shearman & Sterling, counsel for the underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(ii) hereof;

                  (iv) the legal opinion from counsel for J. P. Morgan Trust Company, National Association, as Purchase Contract Agent, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(iii) hereof;

                  (v) a letter from Arthur Andersen LLP, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(c) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

          (e) At the Closing Date, counsel for the Underwriters shall have been furnished with such other documents, certificates and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

          (f) As at the Closing Date, the Corporate Units shall have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange, and satisfactory evidence of such action shall have been provided to the Underwriters.

          (g) At the date of the Terms Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit A hereto, signed by all of the directors and executive officers of the Company.

          If any of the conditions specified in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all obligations of the Underwriters hereunder may be cancelled by the Underwriters by notifying the Company of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to this Agreement to any other party to this Agreement except as provided in Sections 4, 7 and 8 hereof.

          SECTION 6. Conditions of Company's Obligation. The obligation of the
                     ----------------------------------
Company to issue and sell the Securities at the Closing Date is subject to the condition that on the Closing Date no stop order suspending the effectiveness of the Registration Statement is in effect or proceedings therefor initiated or threatened.

          SECTION 7. Indemnification.
                     ---------------

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act, as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact included in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representative expressly for use in the

          Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto);

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if (subject to Section 7(d) below) such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the Underwriters) reasonably incurred in investigating, preparing or defending against any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if it shall be established that a copy of the Prospectus was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus would have cured the defect giving rise to such losses, liabilities, claims, damages or expenses, unless such failure is the result of noncompliance by the Company with Sections 3(a), 3(b) or 3(c).

          (b) Each Underwriter severally agrees that it will indemnify and hold harmless the Company, its directors, and each of its officers who signed the Registration Statement and each person, if any who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to statements or omissions made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from (i) any liability which it may have otherwise than on account of this indemnity agreement or (ii) under paragraphs (a) and
(b) above unless and to the extent it was materially prejudiced by such failure to notify. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          SECTION 8. Contribution. If the indemnification provided for in
                     ------------
Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters bear to the aggregate initial public offering price of the Securities.

          The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Securities set forth opposite their respective names in the Terms Agreement and not joint.

          SECTION 9. Representations, Warranties and Agreements To Survive
                     -----------------------------------------------------
Delivery.  All representations, warranties and agreements contained in this
--------
Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of an Underwriter or any controlling person of an Underwriter, or by or on behalf of the Company, and shall survive delivery of any of the Securities to the Underwriters.

          SECTION 10. Termination of Agreement.
                      ------------------------

          (a) The Underwriters shall also have the right to terminate this Agreement by notice to the Company at any time at or prior to the Closing Date
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement and Prospectus (without regard however, to any amendment or supplement thereto subsequent to the date of this Agreement), any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative(s), impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange, the New York Stock Exchange, or in the NASDAQ National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either federal or New York authorities.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as otherwise provided in this Agreement in Section 4 hereof, and provided further that Sections 1, 7, 8, 12, 13 and 14 shall survive such termination and remain in full force and effect.

          SECTION 11. Default. If any Underwriter shall fail at the Closing Date
                      -------
or the Date of Delivery to purchase the Securities which it is obligated to purchase hereunder (the "Defaulted Securities"), the Representatives (or the Representative not in default if the default is by a Representative) shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the Underwriters not in default to purchase all, but not less than all, of the Defaulted Securities upon the terms herein set forth; if, however, the Representatives (or the Representatives not in default if the default is by a Representative) shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of the Company or any non-defaulting Underwriter except as provided in Section 4.

          Nothing in this Section and no action taken pursuant to this Section shall relieve a defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          In the event of a default as set forth in this Section by an Underwriter which does not result in termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone the Closing Date or the relevant Date of Delivery as applicable, for a period of not exceeding five business days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

          SECTION 12. Notices. Except as otherwise specifically provided herein,
                      -------
all communications hereunder shall be in writing or by facsimile and, if to the Underwriters, shall be mailed or delivered to the Representatives, c/o Merrill Lynch & Co., North Tower, World Financial Center New York, New York 10080,
Attention: Equity Capital Markets (facsimile no. (212) 449-2784); if to the Company, shall be mailed or delivered to it at One Allied Drive, Little Rock, Arkansas 72202, Attention: Mr. Francis X. Frantz (facsimile no: (501) 905-0962).

          SECTION 13. Parties. This Agreement shall inure to the benefit of
                      -------
and be binding upon the Company and any Underwriter who becomes a party hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and the directors and officers referred to in Sections 8 and 9, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons, directors and officers and for the benefit of no other person, firm or corporation. No purchaser of Securities from an Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 14. Governing Law. This Agreement shall be governed by and
                      -------------
construed in accordance with the laws of the State of New York.

                                                                      EXHIBIT A
FORM OF LOCK-UP AGREEMENT

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Banc of America Securities LLC
Salomon Smith Barney Inc.
Wachovia Securities, Inc.
Banc One Capital Markets, Inc.
McDonald Investments Inc.
Stephens Inc.
SunTrust Robinson Humphrey
As the Underwriters named in the Terms Agreement
c/o Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith Incorporated
     World Financial Center
     North Tower
     New York, New York 10281-1209

Re:  Proposed Offering by ALLTEL Corporation of Equity Units

Dear Sirs:

     1. The undersigned, a stockholder and/or an executive officer and/or director of ALLTEL Corporation, a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and Salomon Smith Barney Inc. (the "Underwriters") propose to enter into an Underwriting Agreement to be dated on or about April 30, 2002 comprised of Basic Provisions and a Terms Agreement (collectively, the "Terms Agreement") with the Company providing for the offering of the Company's Equity Units (the "Securities").

     2. In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and/or an executive officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriters that, subject to the terms and conditions of this letter, from the date hereof until the end of the period ending 90 days from the date of the final prospectus supplement prepared in connection with the commencement of the offering of the Securities, the undersigned will not, without the prior written consent of the Underwriters, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer any shares of the Company's common stock, par value $1.00 per share, (the "Common Stock"), or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or cause to be filed any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock or any securities convertible into or exchangeable for Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

     3. The foregoing paragraph shall not apply to, or restrict or preclude in any manner, (i) transfers of shares of Common Stock or options to purchase the Common Stock made as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) transfers of shares of Common Stock or options to purchase the Common Stock made to any trust, custodianship, family limited partnership, or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such entity agrees to be bound by the restrictions set forth herein, (iii) bona fide pledges of shares of Common
Stock or options to purchase the Common Stock by the undersigned made with recourse for the benefit of non-affiliated lenders of the Company or the undersigned, (iv) transfers or sales of Common Stock or options to purchase the Common Stock pursuant to a contract, instruction or plan that has been entered into by the undersigned prior to the date hereof and listed in Schedule 1 hereof, and (v) transfers or sales of up to an aggregate of [25,000 shares]
[for directors] / [50,000 shares] [for officers] of Common Stock, provided that in determining the aggregate amount of shares available to be transferred or sold under this sub-paragraph 3(v), any transfers or sales made pursuant to sub-paragraph 3(iv) will reduce the aggregate amount of shares available to be transferred or sold under this sub-paragraph 3(v).

     4. For the purpose of clarification, this letter does not restrict or limit the ability of the undersigned to (a) purchase or acquire shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, (b) purchase or acquire any option or contract to purchase any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, and the exercise or settlement of such option or contract (including, without limitation, a cashless exercise not involving a broker or other disposition of shares on the open market), (c) sell or dispose of any option or contract to sell any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, or (d) a swap or other agreement that increases, in whole or in part, directly or indirectly, the economic consequences of ownership of shares of Common Stock.

                                           Very truly yours,

                                           Signature: _____________________
                                           Print Name: ____________________
                                           Dated: _________________________

Schedule 1 - Details of contracts, instructions or plans referred to in
-----------------------------------------------------------------------
paragraph 3(iv)
---------------
Please state whether you have a contract, instruction, or plan to disclose.

No []  Yes []  If "Yes" please describe: ___________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________